Exhibit 99.1

Information Relating to Item 14—Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $600,000,000 aggregate principal amount of 4.223% Senior Notes due June 15, 2048 of Puget Sound Energy, Inc., registered pursuant to the Registration Statement (Registration No. 333-214490) on Form S-3 filed on November 8, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (the “Commission”) registration fee, which was previously submitted.

Securities and Exchange Commission registration fee	$74,700
Printing expenses	$45,000
Legal fees and expenses	$47,700
Accounting fees and expenses	$32,600
Rating Agency expenses	$1,200,000
Total	$1,400,000